                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    Transcontinental Realty Investors, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                PRELIMINARY STATEMENT FOR THE INFORMATION OF THE
                     SECURITIES AND EXCHANGE COMMISSION ONLY

                     TRANSCONTINENTAL REALTY INVESTORS, INC.
                               DALLAS, TEXAS 75231

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 31, 1999


         The Annual Meeting of Stockholders of Transcontinental Realty Investors, Inc. will be held on Tuesday, August 31, 1999 at 11:00 a.m., at 10670 North Central Expressway, Suite 600, Dallas, Texas.

         The purposes of the Annual Meeting are:

         (1)   to elect Directors;

         (2) to approve the renewal of the current advisory agreement with Basic Capital Management, Inc.; and

         (3) to transact any other business that may properly come before the meeting.

         You must be a stockholder of record at the close of business on July 26, 1999 to vote at the Annual Meeting.

         Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. You may also attend and vote at the Annual Meeting.

         The Annual Report for the year ended December 31, 1998, has been mailed to all Stockholders under separate cover.

Dated: July 27, 1999


                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ ROBERT A. WALDMAN
                                    --------------------------------------------
                                    Robert A. Waldman
                                    Secretary

                PRELIMINARY STATEMENT FOR THE INFORMATION OF THE
                     SECURITIES AND EXCHANGE COMMISSION ONLY


                     TRANSCONTINENTAL REALTY INVESTORS, INC.
                                  DALLAS, TEXAS

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 31, 1999


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Transcontinental Realty Investors, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders for consideration of and voting upon (1) the election of seven Directors, (2) the renewal of the Company's current advisory agreement with Basic Capital Management, Inc. ("BCM" or the "Advisor"), and (3) the transaction of such other business as may properly come before the meeting or any adjournments thereof.

         The Annual Meeting will be held at 11:00 a.m., Central time, on Tuesday, August 31, 1999, at 10670 North Central Expressway, Suite 600, Dallas, Texas. The Company's financial statements for the year ended December 31, 1998 were audited by BDO Seidman, LLP. A representative from BDO Seidman is expected to be present at the Annual Meeting to respond to appropriate questions, and such representative will have an opportunity to make a statement if such representative desires to do so. This Proxy Statement and the accompanying proxy are first being mailed to Stockholders on or about July 27, 1999.

STOCKHOLDERS ENTITLED TO VOTE

         Only holders of record of issued and outstanding shares of common stock of the Company (the "Shares") at the close of business on Monday, July 26, 1999 (the "Record Date"), are entitled to vote at the Annual Meeting and at any adjournments thereof. At the close of business on July , 1999, there were 3,880,014 Shares outstanding. Each holder is entitled to one vote for each Share held on the Record Date.

VOTING OF PROXIES

         When the enclosed proxy is properly executed and returned, the Shares represented thereby will be voted at the Annual Meeting in accordance with the instructions noted thereon. As to the election of the seven nominees as Directors (Proposal One), Stockholders may choose to vote for all of the nominees or withhold authority for voting for any one or all of the nominees. As to the renewal of the Company's current advisory agreement with BCM (Proposal Two), Stockholders may choose to vote for, against or abstain from voting on the proposal in its entirety.

         In the absence of other instructions, the Shares represented by a properly executed and submitted proxy will be voted in favor of the seven nominees for election to the Board of Directors and in favor of Proposal Two. The Board of Directors does not know of any other business to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

EFFECTS OF AND REASONS FOR PROPOSAL TWO

         In considering Proposal Two for the renewal of the Company's current advisory agreement with BCM, Stockholders should be aware that BCM will be entitled to receive payments of certain fees from the Company for the services it will perform. In addition, BCM serves as advisor to other entities engaged in real estate investment activities that are similar to those of the Company and which may compete with the Company in purchasing, selling, leasing and financing real estate and related investments.

         BCM has been providing advisory services to the Company since March 1989. The current advisory agreement was executed as of October 15, 1998. The Articles of Incorporation of the Company do not require Stockholder approval for renewals or modifications of the advisory agreement. However, the Board of Directors has chosen to submit the proposal to the Stockholders and to allow them to vote upon the renewal.

         The Board of Directors believes that the terms of the advisory agreement with BCM are at least as favorable to the Company as those that would be obtained from unaffiliated third parties.

VOTE REQUIRED FOR ELECTION OR APPROVAL

         Pursuant to Section 2.07 of the By-laws of the Company, election of any Director requires the affirmative vote of a majority of the votes cast at a meeting of Stockholders by holders of Shares entitled to vote thereon. Section
2.06 of the By-laws of the Company provides that a majority of the outstanding Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any such meeting. The renewal of the Company's current advisory agreement with BCM (Proposal Two) also requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

         Abstentions will be included in vote totals and, as such, will have the same effect on each proposal as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

         As of July , 1999, management and affiliates held 1,811,871 Shares representing approximately 46.7% of the Shares outstanding. Such parties intend to vote all of such Shares for the election of the Directors and for the renewal of the advisory agreement.

REVOCATION OF PROXIES

         A proxy is enclosed herewith. Any Stockholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A Stockholder may also revoke a proxy by attending and voting at the Annual Meeting.

FUTURE PROPOSALS OF STOCKHOLDERS (2000)

         Any proposal intended to be presented by a Stockholder at the 2000 Annual Meeting of Stockholders of the Company must be received at the principal office of the Company not later than May 31, 2000, in order to be considered for inclusion in the Company's proxy statement and form of proxy (as the case may be) for that meeting.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

         The following persons have been nominated to serve as Directors of the
Company: Ted P. Stokely, Richard W. Douglas, Larry E. Harley, R. Douglas Leonhard, Murray Shaw, Martin L. White and Edward G. Zampa.

         Each of the seven nominees is currently a Director of the Company. Each of the nominees have been nominated by the Board of Directors to serve for an additional term until the next Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a Director if elected. When a proxy is properly executed and returned, the Shares represented thereby will be voted in favor of the election of each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for such other person(s) as he or she may select in place of such nominee(s).

         The seven nominees for Directors are listed below, together with their age, terms of service, all positions and offices with the Company or the Company's advisor, BCM, other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a Director, means that the Director is an officer, director or employee of the

Advisor or an officer of the Company. The designation "Independent", when used below with respect to a Director, means the Director is neither an officer of the Company nor a director, officer or employee of the Advisor, although the Company may have certain business or professional relationships with such Director as discussed below under "Certain Business Relationships and Related Transactions".

                          NAME, PRINCIPAL OCCUPATIONS,
                             BUSINESS EXPERIENCE AND
                                  DIRECTORSHIPS


                                                                                                          AGE
         TED P. STOKELY:                    Director (Independent)                                         65
                                            (since April 1990)
                                            and Chairman of the Board
                                            (since January 1995).

         General Manager (since January 1995) of ECF Senior Housing Corporation, a nonprofit corporation; General Manager (since January 1993) of
         Housing Assistance Foundation, Inc., a nonprofit corporation; Part-time unpaid Consultant (since January 1993) and paid Consultant (April 1992 to December 1992) of Eldercare Housing Foundation ("Eldercare"), a nonprofit corporation; President (April 1992 to April 1994) of PSA
         Group; Director (since April 1990) and Chairman of the Board (since
         January 1995) of Income Opportunity Realty Investors, Inc. ("IORI");
         Trustee (since April 1990) and Chairman of the Board (since January
         1995) of Continental Mortgage and Equity Trust ("CMET"); and Trustee
         (April 1990 to August 1994) of National Income Realty Trust ("NIRT").

         RICHARD W. DOUGLAS                 Director (Independent)                                         52
                                            (since January 1998).

         Executive Vice President (since February 1999) of the Staubach Company;
         President (1991 to 1999) of Dallas Chamber of Commerce; President (1988 to 1991) of North Texas Commission; President (1978 to 1981) of Las
         Colinas Corporation and Southland Investment Properties, both affiliates of Southland Financial Corporation; Trustee (since January
         1998) of CMET; and Director (since January 1998) of IORI.

         LARRY E. HARLEY                    Director (Independent)                                         58
                                            (since January 1998).

         President (1993 to 1997) and Executive Vice President
         (1992 to 1993) of U.S. Operations, Executive Vice
         President (1989 to 1992) and Senior Vice President (1986 to 1989) of Distribution Operations, Director of


         Marketing (1984 to 1986), and Manager of North Central Distribution
         Center (1974 to 1984) of Mary Kay Cosmetics; Trustee (since January
         1998) of CMET; and Director (since January 1998) of IORI.

         R. DOUGLAS LEONHARD                Director (Independent)                                               63
                                            (since January 1998).

         Director (since November 1998) of OpTel, Inc.; Senior Vice President
         (1986 to 1997) of LaCantera Development Company, a wholly-owned subsidiary of USAA; Senior Vice President (1980 to 1985) of the
         Woodlands Development Corporation; Vice President and Houston Projects
         Manager (1973 to 1979) of Friendswood Development Company; Manager in various capacities (1960 to 1973) of Exxon Corp.; Trustee (since
         January 1998) of CMET; and Director (since January 1998) of IORI.

         MURRAY SHAW                        Director (Independent)                                               67
                                            (since February 1998).

         Chairman of the Board of Regents (since 1997) of Stephen F. Austin
         University; Vice President (1967 to 1996) of Tracor, Inc.; Trustee
         (since February 1998) of CMET; and Director (since February 1998) of
         IORI.

         MARTIN L. WHITE:                   Director (Independent)                                               59
                                            (since January 1995).

         Chief Executive Officer (since 1995) of Builders Emporium, Inc.;
         Chairman and Chief Executive Officer (since 1993) of North American
         Trading Company, Ltd.; President and Chief Operating Officer (since
         1992) of Community Based Developers, Inc.; Development Officer and Loan
         Manager (1986 to 1992) of the City of San Jose, California; Vice
         President and Director of Programs (1967 to 1986) of Arpact, Inc., a government contractor for small business development and trade;
         Director (since January 1995) of IORI; and Trustee (since January 1995) of CMET.

         EDWARD G. ZAMPA:                   Director (Independent)                                               64
                                            (since January 1995)

         General Partner (since 1976) of Edward G. Zampa and Company; Director
         (since January 1995) of IORI; and Trustee (since January 1995) of CMET.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

BOARD COMMITTEES

         The Company's Board of Directors held ten meetings in 1998. For such year, no incumbent Director attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board during the period for which he had been a Director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

         The Board of Directors has an Audit Committee, the function of which is to review the Company's operating and accounting procedures. The current members of the Audit Committee, all of whom are Independent Directors, are Messrs. Stokely, Leonhard and White. The Audit Committee met twice during 1998.

         The Company's Board of Directors has a Relationship with Advisor Committee and a Board Development Committee. The current members of the Relationship with Advisor Committee are Messrs. Stokely and Zampa. The Relationship with Advisor Committee reviews and reports to the Company's Board of Directors on the services provided to the Company by the Advisor and its affiliates and terms of any engagement or compensation of the Advisor or its affiliates. The relationship with the Advisor Committee did not meet in 1998.

         The Board Development Committee reviews and reports to the Company's Board of Directors on the membership, compensation and functions of the Board of Directors. The current member of the Board Development Committee is Mr. White. The Board Development Committee did not meet in 1998.

         The Company's Board of Directors does not have Nominating or Compensation Committees.

OLIVE LITIGATION

         In February 1990, the Company together with CMET, IORI and NIRT, three real estate entities with, at the time, the same officers, directors or trustees and advisor as the Company, entered into a settlement of a class and derivative action entitled OLIVE ET AL. V. NATIONAL INCOME REALTY TRUST ET AL. relating to the operation and management of each of the entities (the "Olive Litigation"). On April 23, 1990, the Court granted final approval of the terms of the settlement.

         On January 27, 1997, the parties entered into an Amendment to the settlement, effective January 9, 1997 (the "Amendment"). The Amendment provided for the settlement of additional matters raised by plaintiffs' counsel in 1997. The Court issued an order approving the amendment on July 3, 1997.

         The Amendment provided for the addition of four new unaffiliated members to the Company's Board of Directors and set forth new requirements for the approval of any transactions with certain affiliates until April 28, 1999. In addition, the Company,

IORI, CMET and their shareholders released the defendants from any claims relating to the plaintiffs' allegations.

         Under the Amendment, all shares of the Company owned by any affiliates were required to be voted at all stockholders' meetings held until April 28, 1999, in favor of all new Board members added under the Amendment. The Amendment also required that, until April 28, 1999, all shares of the Company owned by any affiliates in excess of forty percent (40%) of the Company's outstanding shares were to be voted in proportion to the votes cast by all non-affiliated stockholders of the Company.

         The provisions of the Settlement and the Amendment terminated on April 28, 1999.

EXECUTIVE OFFICERS

         The following persons currently serve as executive officers of the
Company: Randall M. Paulson, President; Karl L. Blaha, Executive Vice President
- Commercial Asset Management; Bruce A. Endendyk, Executive Vice President; Steven K. Johnson, Executive Vice President - Residential Asset Management; and Thomas A. Holland, Executive Vice President and Chief Financial Officer. Their positions with the Company are not subject to a vote of stockholders. The age, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more of each executive officer are set forth below.


                                                                                                          AGE
                                                                                                          ----

         RANDALL M. PAULSON:                President (since August 1995)                                  53
                                            and Executive Vice President
                                            (January 1995 to August 1995).

         President (since August 1995) and Executive Vice President (January
         1995 to August 1995) of CMET, IORI and Syntek Asset Management, Inc.
         ("SAMI") and (October 1994 to August 1995) of BCM; Director (August
         1995 to November 1998) of SAMI; Executive Vice President (since January
         1995) of American Realty Trust, Inc. ("ART"); President (since January
         1998) and Director (January 1998 to December 1998) of NRLP Management
         Corp. ("NMC") the general partner of National Realty, L.P. and National
         Operating, L.P. and a wholly-owned subsidiary of ART; and Vice
         President (1993 to 1994) of GSSW, LP, a joint venture of Great Southern
         Life and Southwestern Life.

         KARL L. BLAHA                      Executive Vice President -                                     51
                                            Commercial Asset Management
                                            (since July 1997).

         Executive Vice President - Commercial Asset Management
         (since July 1997) and Executive Vice President and


         Director of Commercial Management (April 1992 to August 1995) of BCM,
         IORI, CMET, and SAMI; Director (since June 1996), President (since
         October 1993) and Executive Vice President and Director of Commercial
         Management (April 1992 to October 1993) of ART; Executive Vice
         President (October 1992 to July 1997) of Carmel Realty, Inc. ("Carmel
         Realty"), a company owned by First Equity Properties, Inc. ("First
         Equity"), which is 50% owned by BCM; Director (since November 1998) of
         SAMI and (since October 1998) of Garden National Realty, Inc.; Director
         (since December 1998) and Executive Vice President - Commercial Asset
         Management (since January 1998) of NMC; President and Director (since
         1996) of First Equity; and Executive Vice President and Director of
         Commercial Management (April 1992 to February 1994) of NIRT and Vinland
         Property Trust ("VPT").

         BRUCE A. ENDENDYK:                 Executive Vice President                                       50
                                            (since January 1995).

         President (since January 1995) of Carmel Realty; Executive Vice
         President (since January 1995) of BCM, SAMI, ART, CMET and IORI, and
         (since January 1998) of NMC; and Management Consultant (November 1990 to December
         1994).

         STEVEN K. JOHNSON                  Executive Vice President -                                     42
                                            Residential Asset Management
                                            (since August 1998)

         Executive Vice President - Residential Asset Management (since August
         1998) and Vice President (August 1990 to August 1991) of BCM, SAMI,
         ART, IORI and CMET; Executive Vice President - Residential Asset
         Management (since August 1998) of NMC; Chief Operating Officer (January
         1993 to August 1998) of Garden Capital, Inc.; and Executive Vice
         President (December 1994 to August 1998) of Garden Capital Management,
         Inc.

         THOMAS A. HOLLAND:                 Executive Vice President and                                   56
                                            Chief Financial Officer (since
                                            August 1995); Secretary (February
                                            1997 to June 1999) and Senior Vice
                                            President and Chief Accounting
                                            Officer (July 1990 to August 1995).

         Executive Vice President and Chief Financial Officer (since August
         1995) and Senior Vice President and Chief Accounting Officer (July 1990 to August 1995) of SAMI, BCM, ART, IORI and CMET; Executive Vice
         President and Chief Financial Officer (since January 1998) of NMC;
         Secretary (February 1997 to June 1999) of IORI and CMET; and Senior
         Vice President and Chief Accounting Officer (July 1990 to February
         1994) of NIRT and VPT.

OFFICERS

         Although not executive officers of the Company, the following persons currently serve as officers of the Company: Robert A. Waldman, Senior Vice President, Secretary and General Counsel; and Drew D. Potera, Vice President and Treasurer. Their positions with the Company are not subject to a vote of stockholders. Their ages, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.


                                                                                                          AGE
                                                                                                          ---

         ROBERT A. WALDMAN:                          Senior Vice President and                             47
                                                     General Counsel (since
                                                     January 1995); Vice President
                                                     (December 1990 to January
                                                     1995) and Secretary (December
                                                     1993 to February 1997 and since June
                                                     1999).

         Senior Vice President and General Counsel (since January 1995), Vice
         President (December 1990 to January 1995) and Secretary (December 1993 to February 1997 and since June 1999) of IORI and CMET; Vice President
         (December 1990 to February 1994) and Secretary (December 1993 to
         February 1994) of NIRT and VPT; Senior Vice President and General
         Counsel (since January 1995), Vice President (January 1993 to January
         1995) and Secretary (since December 1989) of ART; Senior Vice President and General Counsel (since November 1994), Vice President and Corporate
         Counsel (November 1989 to November 1994) and Secretary (since November
         1989) of BCM; Senior Vice President and General Counsel (since January
         1995), Vice President (April 1990 to January 1995) and Secretary (since
         December 1990) of SAMI; and Senior Vice President, Secretary and
         General Counsel (since January 1998) of NMC.

DREW D. POTERA:                                       Vice President (since December                       40
                                                      1996) and Treasurer (since
                                                      December 1990).

         Vice President (since December 1996) and Treasurer (since December
         1990) of IORI and CMET; Vice President (since December 1996) Treasurer
         (since August 1991), and Assistant Treasurer (December 1990 to August
         1991) of ART; Vice President, Treasurer and Securities Manager (since
         July 1990) of BCM; Vice President and Treasurer (since February 1992) of SAMI; Vice President and Treasurer (since January 1998) of NMC; and
         Treasurer (December 1990 to February 1994) of NIRT and VPT.

         In addition to the foregoing officers, the Company has several vice presidents and assistant secretaries who are not listed herein.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Under the securities laws of the United States, the Company's Directors, executive officers, and any persons holding more than 10 percent of the Company's shares of common stock are required to report their ownership of the Company's shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates during 1998. All of these filing requirements were satisfied by its Directors and executive officers and 10 percent holders. In making these statements, the Company has relied on the written representations of its incumbent Directors and executive officers and its 10 percent holders and copies of the reports that they have filed with the Commission.

THE ADVISOR

         Although the Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by a contractual advisor under the supervision of the Board of Directors. The duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities and financing and refinancing sources to the Company. The advisor also serves as a consultant to the Board of Directors in connection with the business plan and investment decisions made by the Board of Directors.

         BCM has served as the Company's Advisor since March 1989. BCM is a corporation of which Messrs. Paulson, Blaha, Endendyk, Holland and Johnson serve as executive officers. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips served as a director of BCM until December 22, 1989, and as Chief Executive Officer of BCM until September 1, 1992. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Company.

         At the annual meeting of stockholders held on May 8, 1997, the stockholders approved the renewal of the advisory agreement with BCM through the next annual meeting of stockholders. Subsequent renewals of the Advisory Agreement with BCM do not require the approval of the stockholders but do require the approval of the Board of Directors.

         See "The Advisory Agreement" below for a detailed discussion of the advisory fees payable to BCM by the Company.

PROPERTY MANAGEMENT

         Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently Carmel Realty Services, Ltd. ("Carmel, Ltd. ") provides such property management services for a fee of 5% or less of the monthly gross rents collected on the properties under its management. Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are
(i) First Equity which is 50% owned by BCM, (ii) Gene E. Phillips and, (iii) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management and leasing of 29 of the Company's commercial properties and its four hotels and the commercial properties owned by a real estate partnership in which the Company and IORI are partners to Carmel Realty, which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

REAL ESTATE BROKERAGE

         Since December 1, 1992, Carmel Realty has been engaged on a non-exclusive basis, to provide brokerage services for the Company. Carmel Realty is entitled to receive a real estate commission for property purchases and sales in accordance with the following sliding scale of total fees to be paid: (i) maximum fee of 5% on the first $2.0 million of any purchase or sale transaction of which no more than 4% would be paid to Carmel Realty or affiliates; (ii) maximum fee of 4% on transaction amounts between $2.0 million to $5.0 million of which no more than 3% would be paid to Carmel Realty or affiliates; (iii) maximum fee of 3% on transaction amounts between $5.0 million to $10.0 million of which no more than 2% would be paid to Carmel Realty or affiliates; and (iv) maximum fee of 2% on transaction amounts in excess of $10.0 million of which no more than 1-1/2% would be paid to Carmel Realty or affiliates.

EXECUTIVE COMPENSATION

         The Company has no employees, payroll or benefit plans and pays no compensation to executive officers. The executive officers of the Company, who are also officers or employees of the Company's Advisor, are compensated by the Advisor. Such executive officers of the Company perform a variety of services for the Advisor and the amount of their compensation is determined solely by the Advisor.

BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

         The only remuneration paid by the Company is to the Directors who are not officers or directors of BCM or its affiliated companies. The Independent Directors (i) review the investment policies of the Company to determine that they are in the best interest of stockholders, (ii) review the advisory contract, (iii) supervise the performance of the advisor and review the reasonableness of the compensation to the advisor in terms of the nature and quality of services performed, (iv) review the reasonableness of the total fees and expenses of the Company and (v) select, when necessary, a qualified independent real estate appraiser to appraise properties purchased.

         Each Independent Director receives compensation in the amount of $15,000 per year, plus reimbursement for expenses, and the Chairman of the Board receives an additional fee of $1,500 per year for serving in such position. In addition, each Independent Director receives an additional fee of $1,000 per day for any special services rendered by him to the Company outside of his ordinary duties as Director, plus reimbursement of expenses.

     During 1998, $116,000 was paid to the Independent Directors in total Directors' fees for all services, including the annual fee for service during the period January 1, 1998 through December 31, 1998, and 1998 special service fees as follows: Richard W. Douglas, $15,000; Larry E. Harley, $15,000; R. Douglas Leonhard, $15,000; Murray Shaw, $13,750; Ted P. Stokely, $16,500; Edward
L. Tixier, $3,750; Martin L. White, $15,000; and Edward G. Zampa, $22,000.

Performance Graph

The following performance graph compares the cumulative total stockholder return on the Company's shares of Common Stock with the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the National Association of Real Estate Investment Trusts, Inc. Hybrid REIT Total Return Index ("REIT Index"). The comparison assumes that $100 was invested on December 31, 1993 in the Company's shares of Common Stock and in each of the indices and further assumes the reinvestment of all distributions. Past performance is not necessarily an indicator of future performance. [GRAPHIC OMITTED]


                                         1993      1994           1995              1996             1997             1998
                                         ----      ----           ----              ----             ----             ----
THE COMPANY                            100.00     110.19          111.89           126.48            188.82          166.28
S&P 500 INDEX                          100.00     101.31          139.22           171.19            228.29          293.54
REIT INDEX                             100.00     104.00          127.91           165.45            183.24          120.88

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of the Company's Common Stock, both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be beneficial owners of more than 5% of the outstanding shares of Common Stock as of the close of business on July ____ , 1999.


                                                      Amount and
                                                      Nature of
         Name and Address of                          Beneficial                  Percent of
          Beneficial Owner                              Owner                      Class(1)
         -------------------                          ----------                  -----------

American Realty Trust, Inc.                            1,204,470                     31.0%
10670 N. Central Expressway
Suite 300
Dallas, Texas 75231

Basic Capital Management,                                454,157                     11.7%
Inc.
10670 N. Central Expressway
Suite 300
Dallas, Texas 75231

Maurice A. Halperin                                      326,450                      8.4%
2500 North Military Trail
Suite 225
Boca Raton, Florida 33431


-------------------

(1) Percentages are based upon 3,880,014 shares of Common Stock outstanding at July ___, 1999.


Security Ownership of Management. The following table sets forth the ownership of the Company's shares of Common Stock, both beneficially and of record, both individually and in the aggregate for the Directors and executive officers of the Company as of the close of business on July ____, 1999.


                                                      Amount and
                                                      Nature of
         Name and Address of                          Beneficial                  Percent of
          Beneficial Owner                              Owner                      Class(1)
         -------------------                          ----------                  -----------


All Directors and Executive                         1,766,370(2)(3)                 45.6%
Officers as a group (12
individuals)

-------------------------

(1) Percentages are based upon 3,880,014 shares of Common Stock outstanding at July, 1999.

(2) Includes 80,268 shares owned by CMET of which the Company's Directors may be deemed to be beneficial owners by virtue of their positions as trustees of CMET. Also included 1,000 shares owned directly by Ted P. Stokely.

(3) Includes 26,475 shares owned by SAMLP, 454,157 shares owned by BCM and 1,204,470 shares owned by ART, of which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers or directors of SAMI, BCM and ART. The executive officers of the Company disclaim beneficial ownership of such shares.

   On December 5, 1989, the Board of Directors approved a repurchase program. The Board of Directors authorized the repurchase of a total of 687,000 shares of the Company's Common Stock pursuant to such program. Through December 31, 1998, a total of 409,765 shares had been repurchased at a cost of $3.3 million, 21,950 of such shares having been purchased in 1998, at a cost of $330,000.

CERTAIN BUSINESS RELATIONSHIPS

   In February 1989, the Company's Board of Directors voted to retain BCM as the Company's advisor. BCM is a corporation of which Messrs. Paulson, Blaha, Endendyk, Holland and Johnson serve as executive officers. Gene E. Phillips served as a director of BCM until December 22, 1989 and as Chief Executive Officer of BCM until September 1, 1992. BCM is owned by a trust for the benefit of the children of Mr. Phillips.

   Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company.

   Since February 1, 1991, affiliates of BCM have provided property management services to the Company. Currently, Carmel, Ltd. provides such property management services. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) First Equity, (ii) Mr. Phillips and (iii) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management and leasing of 29 of the Company's commercial properties and its four hotels and the commercial properties owned by a real estate partnership in which the Company and IORI are partners to Carmel Realty, which is a company owned by First Equity.

   Prior to December 1, 1992, affiliates of BCM provided brokerage services to the Company and received brokerage commissions in accordance with the advisory agreement. Since December 1, 1992, the Company has engaged, on a non-exclusive basis, Carmel Realty to perform brokerage services. Carmel Realty is a company owned by First Equity.

   The Directors and officers of the Company also serve as trustees or directors and officers of CMET and IORI. The Directors owe fiduciary duties to such entities as well as to the Company under applicable law.

CMET and IORI have the same relationship with BCM as the Company. The Company owned approximately 22.7% of the outstanding shares of common stock of IORI at December 31, 1998. BCM performs certain administrative functions for NRLP and NOLP on a cost-reimbursement basis. BCM also serves as advisor to ART. In addition, Messrs. Paulson, Blaha, Endendyk, Holland and Johnson are executive officers of ART and NMC.

   From April 1992 to December 31, 1992, Mr. Stokely was employed as a paid Consultant and since January 1, 1993, as a part-time unpaid Consultant for Eldercare, a nonprofit corporation engaged in the acquisition of low income and elderly housing. Eldercare has a revolving loan commitment from Syntek West, Inc., of which Mr. Phillips is the sole shareholder. Eldercare filed for bankruptcy protection in May 1995, and was reorganized in bankruptcy in February 1996, and has since paid all debts as directed by the Court.

RELATED PARTY TRANSACTIONS

   Historically, the Company has engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties. The Company's management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to the Company as could have been obtained from unrelated third parties.

   The Company owns a combined 63.7% general and limited partner interest in Tri-City Limited Partnership, a limited partnership in which IORI is a 36.3% general partner. The Company owns 345,728 shares of common stock of IORI, an approximate 22.7% interest.

   In 1998, the Company paid BCM and its affiliates $4.1 million in advisory fees and net income fees, $341,000 in mortgage brokerage and equity refinancing fees, $3.5 million in property acquisition fees, $767,000 in real estate brokerage commissions and $2.8 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than Carmel Realty. In addition, as provided in the Advisory Agreement, BCM received cost reimbursements from the Company of $1.1 million in 1998.

RESTRICTIONS ON RELATED PARTY TRANSACTIONS. Article FOURTEENTH of the Company's Articles of Incorporation provides that the Company shall not, directly or indirectly, contract or engage in any transaction with (i) any director, officer or employee of the Company, (ii) any director, officer or employee of the advisor, (iii) the advisor or (iv) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any of the aforementioned persons, unless (a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by the Board of Directors or the appropriate committee thereof and (b) the Board of Directors or committee thereof determines that such contract or transaction is fair to the Company and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of independent directors of the Company entitled to vote thereon.

   Article FOURTEENTH defines an "independent director" as one who is neither an officer or employee of the Company nor a director, officer or employee of the Company's advisor.


                                  PROPOSAL TWO:
                      THE RENEWAL OF THE ADVISORY AGREEMENT

   The Board of Directors recommends that Stockholders approve the renewal through the next Annual Meeting of Stockholders of the current advisory agreement described below between the Company and BCM. A copy of the Advisory Agreement appears as Appendix A to this Proxy Statement and is described below under "The Advisory Agreement". The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the renewal of the Advisory Agreement.

   If Stockholders approve this Proposal Two, the Advisory Agreement will have a term extending through the next Annual Meeting, and any renewal of the Advisory Agreement thereafter will be subject to approval of the Board of Directors in accordance with the provisions of the Articles of Incorporation.

THE ADVISORY AGREEMENT

   BCM has served as advisor to the Company since March 28, 1989. The current Advisory Agreement was entered into effective October 15, 1998.

   Under the Advisory Agreement, the Advisor is required to formulate and submit annually for approval by the Company's Board of Directors a budget and business plan for the Company containing a 12-month forecast of operations and cash flow, a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, and other investments, and the Advisor is required to report quarterly to the Company's Board of Directors on the Company's performance against the business plan. In addition, all transactions or investments by the Company shall require prior approval by the Company's Board of Directors unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to the Advisor by the Company's Board of Directors.

   The Advisory Agreement also requires prior approval of the Company's Board of Directors for the retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreement provides that the Advisor shall be deemed to be in a fiduciary relationship to the Company's stockholders; contains a broad standard governing the Advisor's liability for losses by the Company; and contains guidelines for the Advisor's allocation of investment opportunities as among itself, the Company and other entities it advises.

   The Advisory Agreement provides for BCM to be responsible for the day-to-day operations of the Company and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value of the Company (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% per annum of the Company's net income.

   The Advisory Agreement also provides for BCM to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by the Company during such fiscal year exceeds the sum of: (i) the cost of each such property as originally recorded in the Company's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Company and (iii) all closing costs, (including real estate commissions) incurred in the sale of such property; provided, however, no incentive fee shall be paid unless (a) such real estate sold in such fiscal year, in the aggregate, has produced an 8% simple annual return on the Company's net investment including capital improvements, calculated over the Company's holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate net operating income from all real estate owned by the Company for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.

   Additionally, pursuant to the Advisory Agreement, BCM or an affiliate of BCM is to receive an acquisition commission for supervising the acquisition, purchase or long-term lease of real estate for the Company equal to the lesser of (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers or (ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property; provided that the aggregate purchase price of each property (including acquisition commissions and all real estate brokerage fees) may not exceed such property's appraised value at acquisition.

   The Advisory Agreement requires BCM or any affiliate of BCM to pay the Company one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by the Company; provided, however, that the compensation retained by BCM or any affiliate of BCM shall not exceed the lesser of (i) 2% of the amount of the loan committed by the Company or (ii) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

   The Advisory Agreement also provides that BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the acquisition or purchase of any existing mortgage loan by the Company equal to the lesser of (i) 1% of the amount of the loan purchased or (ii) a loan brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Company of any mortgage loan.

   Under the Advisory Agreement, BCM or an affiliate of BCM is also to receive a mortgage brokerage and equity refinancing fee for obtaining loans to the Company or refinancing on Company properties equal to the lesser of (i) 1% of the amount of the loan or the amount refinanced or (ii) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however, that no such fee shall be paid on loans from BCM or an affiliate of BCM without the approval of the Company's Board of Directors. No fee shall be paid on loan extensions.

   Under the Advisory Agreement, BCM is to receive reimbursement of certain expenses incurred by it in the performance of advisory services to the Company.

   Under the Advisory Agreement, all or a portion of the annual advisory fee must be refunded by the Advisor to the Company if the Operating Expenses of the Company (as defined in the Advisory Agreement) exceed certain limits specified in the Advisory Agreement based on the book value, net asset value and net income of the Company during such fiscal year. The effect of the limitation was to require that BCM refund $664,000 of the annual advisory fee for 1998.

   Additionally, if the Company were to request that BCM render services to the Company other than those required by the Advisory Agreement, BCM or an affiliate of BCM will be separately compensated for such additional services on terms to be agreed upon from time to time. The Company has hired Carmel, Ltd., an affiliate of BCM, to perform property management for the Company's properties and has engaged, on a non-exclusive basis, Carmel Realty, also an affiliate of BCM, to perform brokerage services for the Company. BCM may only assign the Advisory Agreement with the prior consent of the Company.

   The directors and principal officers of BCM are set forth below.


MICKEY N. PHILLIPS:                         Director

RYAN T. PHILLIPS:                           Director

RANDALL M. PAULSON:                         President

KARL L. BLAHA:                              Executive Vice President - Commercial Asset
                                            Management

BRUCE A. ENDENDYK:                          Executive Vice President

STEVEN K. JOHNSON:                          Executive Vice President - Residential Asset
                                            Management

THOMAS A. HOLLAND:                          Executive Vice President and Chief Financial
                                            Officer

COOPER B. STUART:                           Executive Vice President

CLIFFORD C. TOWNS, JR:                      Executive Vice President - Finance

DAN S. ALLRED:                              Senior Vice President - Land Division

JAMES D. CANON III:                         Senior Vice President - Portfolio Manager

ROBERT A. WALDMAN:                          Senior Vice President, Secretary and General
                                            Counsel

DREW D. POTERA:                             Vice President, Treasurer and Securities
                                            Manager

   Mickey N. Phillips is Gene E. Phillips' brother, and Ryan T. Phillips is Gene E. Phillips' son. Gene E. Phillips serves as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, Mr. Phillips has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Company.

   The Board of Directors recommends that Stockholders approve the renewal of the Company's current Advisory Agreement with BCM because the terms of such agreement are, in its view, as favorable to the Company as those that would be obtained from unaffiliated third parties for the performance of similar services, while at the same time the Advisory Agreement gives BCM adequate incentive to improve the performance of the Company's properties and mortgages.

                         SELECTION OF AUDITORS FOR 1999

   The Board of Directors has selected BDO Seidman, LLP to serve as the auditors for the Company for the 1999 fiscal year. The Company's auditors for the 1998 fiscal year were BDO Seidman, LLP. A representative of BDO Seidman is expected to attend the annual meeting.

                                  OTHER MATTERS

   Management knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

             INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED ON

   As described herein, the executive officers of the Company also serve as executive officers of, and are employed by, BCM. Such executive officers could therefore be deemed to benefit financially from stockholder approval of the renewal of the Company's Advisory Agreement with BCM pursuant to Proposal Two.

                              FINANCIAL STATEMENTS

   The audited financial statements of the Company, in comparative form for the years ended December 31, 1998, 1997 and 1996, are contained in the 1998 Annual Report to Stockholders. However, such report and the financial statements contained therein are not to be considered part of this solicitation.

                             SOLICITATION OF PROXIES

   THIS PROXY STATEMENT IS FURNISHED TO STOCKHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE DIRECTORS OF THE COMPANY. The cost of soliciting proxies will be borne by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication. In addition, the Company has retained Georgeson Shareholder Communications, Inc. ("GSC") to assist in the solicitation of proxies. An agreement with GSC provides that it will distribute materials relating to the solicitation of proxies, contact Stockholders to confirm receipt of materials and answer questions relating thereto. GSC is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against certain liability incurred as a result of the provision of such services.


              -----------------------------------------------------

COPIES OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO TRANSCONTINENTAL REALTY INVESTORS, INC., 10670 NORTH CENTRAL EXPRESSWAY, SUITE 300, DALLAS, TEXAS 75231,
ATTENTION: DIRECTOR OF INVESTOR RELATIONS.



                                By Order of the Board of Directors



                                /s/ RANDALL M. PAULSON
                                ------------------------------------------------
                                Randall M. Paulson
                                President



THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE SEVEN NOMINEES AND THAT YOU VOTE FOR THE APPROVAL OF THE RENEWAL OF THE CURRENT ADVISORY AGREEMENT BY VOTING FOR PROPOSAL TWO ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF DIRECTORS URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

                                                                      APPENDIX A

                               ADVISORY AGREEMENT
                                     BETWEEN
                     TRANSCONTINENTAL REALTY INVESTORS, INC.
                                       AND
                         BASIC CAPITAL MANAGEMENT, INC.

         THIS AGREEMENT dated as of October 15, 1998, between Transcontinental Realty Investors, Inc., a Nevada corporation (the "Company") and Basic Capital Management, Inc., a Nevada corporation (the "Advisor")

                              W I T N E S S E T H:

         WHEREAS:

         1. The Company owns a complex, diversified portfolio of real estate, mortgages and other assets, including many non-performing or troubled assets.

         2. The Company is an active real estate investment trust with funds available for investment primarily in the acquisition of income-producing real estate and to a lesser extent in short and medium term mortgages.

         3. The Advisor and its employees have extensive experience in the administration of real estate assets and the origination, structuring and evaluation of real estate and mortgage investments.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

         1. DUTIES OF THE ADVISOR. Subject to the supervision of the Board of Directors, the Advisor will be responsible for the day-to-day operations of the Company and, subject to Section 17 hereof, shall provide such services and activities relating to the assets, operations and business plan of the Company as may be appropriate, including:

                  (a) preparing and submitting an annual budget and business plan for approval by the Board of the Company (the "Business Plan");

                  (b) using its best efforts to present to the Company a continuing and suitable investment program consistent with the investment policies and objectives of the Company as set forth in the Business Plan;

                  (c) using its best efforts to present to the Company investment opportunities consistent with the Business Plan and such investment program as the Directors may adopt from time to time;

                  (d) furnishing or obtaining and supervising the performance of the ministerial functions in connection with the administration of the day-to-day operations of the Company, including the investment of reserve funds and surplus cash in short-term money market investments;

                  (e) serving as the Company's investment and financial advisor and providing research, economic, and statistical data in connection with the Company's investments and investment and financial policies;

                  (f) on behalf of the Company, investigating, selecting and conducting relations with borrowers, lenders, mortgagors, brokers, investors, builders, developers and others; provided however, that the Advisor shall not retain on the Company's behalf any consultants or third party professionals, other than legal counsel, without prior Board approval;

                  (g) consulting with the Directors and furnishing the Directors with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange, or otherwise), holding, and disposition (through sale, exchange, or otherwise) of investments consistent with the Business Plan of the Company;

                  (h) obtaining for the Directors such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company, and handling, prosecuting, and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens securing investments;

                  (i) obtaining for and at the expense of the Company such services as may be required for property management, loan disbursements, and other activities relating to the investments of the Company, provided, however, the compensation for such services shall be agreed to by the Company and the service provider;

                  (j) advising the Company in connection with public or private sales of shares or other securities of the Company, or loans to the Company, but in no event in such a way that the Advisor could be deemed to be acting as a broker dealer or underwriter;

                  (k) quarterly and at any other time requested by the Directors, making reports to the Directors regarding the Company's performance to date in relation to the Company's approved Business Plan and its various components, as well as the Advisor's performance of the foregoing services;

                  (l) making or providing appraisal reports, where appropriate, on investments or contemplated investments of the Company;

                  (m) assisting in preparation of reports and other documents necessary to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective communications with stockholders of the Company; and

                  (n) doing all things necessary to ensure its ability to render the services contemplated herein, including providing office space and office furnishings and personnel necessary for the performance of the foregoing services as Advisor, all at its own expense, except as otherwise expressly provided for herein.

         2. NO PARTNERSHIP OR JOINT VENTURE. The Company and the Advisor are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

         3. RECORDS. At all times, the Advisor shall keep proper books of account and records of the Company's affairs which shall be accessible for inspection by the Company at any time during ordinary business hours.

         4. ADDITIONAL OBLIGATIONS OF THE ADVISOR. The Advisor shall refrain from any action (including, without limitation, furnishing or rendering services to tenants of property or managing or operating real property) that would (a) adversely affect the status of the Company as a real estate investment trust, as defined and limited in Sections 856-860 of the Internal Revenue Code, (b) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, (c) cause the Company to be required to register as an investment company under the Investment Company Act of 1940, or (d) otherwise not be permitted by the Articles of Incorporation of the Company.

         5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with funds of the Advisor; and the Advisor shall from time to time render appropriate accounting of such collections and payments to the Directors and to the auditors of the Company.

         6. BOND. The Advisor shall maintain a fidelity bond with a responsible surety company in such amount as may be required by the Directors from time to time, covering all directors, officers, employees, and agents of the Advisor handling funds of the Company and any investment documents or records pertaining to investments of the Company. Such bond shall inure to the benefit of the Company in respect to losses of any such property from acts of such directors, officers, employees, and agents through theft, embezzlement, fraud, negligence, error, or omission or otherwise, the premium for said bond to be at the expense of the Company.

         7. INFORMATION FURNISHED ADVISOR. The Directors shall have the right to change the Business Plan at any time, effective upon receipt by the Advisor of notice of such change. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.
         8. CONSULTATION AND ADVICE. In addition to the services described above, the Advisor shall consult with the Directors, and shall, at the request of the Directors or the officers of the Company, furnish advice and recommendations with respect to any aspect of the business and affairs of the Company, including any factors that in the Advisor's best judgment should influence the policies of the Company.

         9. ANNUAL BUSINESS PLAN AND BUDGET. No later than January 15th of each year, the Advisor shall submit to the Directors a written Business Plan for the current Fiscal Year of the Company. Such Business Plan shall include a twelve-month forecast of operations and cash flow with explicit assumptions and a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, other investments or ventures and proposed securities offerings or repurchases or any proposed restructuring of the Company. To the extent possible, the Business Plan shall set forth the Advisor's recommendations and the basis therefor with respect to all material investments of the Company. Upon approval by the Board of Directors, the Advisor shall be authorized to conduct the business of the Company in accordance with the explicit provisions of the Business Plan, specifically including the borrowing, leasing, maintenance, capital improvements, renovations and sale of investments set forth in the Business Plan. Any transaction or investment not explicitly provided for in the approved Business Plan shall require the prior approval of the Board of Directors unless made pursuant to authority expressly delegated to the Advisor. Within sixty (60) days of the end of each calendar quarter, the Advisor shall provide the Board of Directors with a report comparing the Company's actual performance for such quarter against the Business Plan.

         10. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

                  (a) "Affiliate" shall mean, as to any Person, any other Person who owns beneficially, directly, or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding noninterested trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person.

                  (b) "Appraised Value" shall mean the value of a Real Property according to an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers and is duly licensed to perform such services in accordance with the applicable state law, or, when pertaining to Mortgage Loans, the value of the underlying property as determined by the Advisor.

                  (c) "Book Value" of an asset or assets shall mean the value of such asset or assets on the books of the Company, before provision for amortization, depreciation, depletion or valuation reserves and before deducting any indebtedness or other liability in respect thereof, except that no asset shall be valued at more than its fair market value as determined by the Directors.

                  (d) "Book Value of Invested Assets" shall mean the Book Value of the Company's total assets (without deduction of any liabilities), but excluding (i) goodwill and other intangible assets, (ii) cash, and (iii) cash equivalent investments with terms which mature in one year or less.

                  (e) "Business Plan" shall mean the Company's investment policies and objectives and the capital and operating budget based thereon, approved by the Board as thereafter modified or amended.

                  (f) "Fiscal Year" shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

                  (g) "Gross Asset Value" shall mean the total assets of the Company after deduction of allowance for amortization, depreciation or depletion and valuation reserves.

                  (h) "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, and which are secured or collateralized by mortgages, including first, wraparound, construction and development, and junior mortgages.

                  (i) "Net Asset Value" shall mean the Book Value of all the assets of the Company minus all the liabilities of the Company.

                  (j) "Net Income" for any period shall mean the Net Income of the Company for such period computed in accordance with generally accepted accounting principles after deduction of the Gross Asset Fee, but before deduction of the Net Income Fee, as set forth in Sections 11 (a) and 11(b), respectively, herein, and inclusive of gain or loss of the sale of assets.

                  (k) "Net Operating Income" shall mean rental income less property operations expenses.

                  (l) "Operating Expenses" shall mean the aggregate annual expenses regarded as operating expenses in accordance with generally accepted accounting principles, as determined by the independent auditors selected by the Directors and including the Gross Asset Fee payable to the Advisor and the fees and expenses paid to the Directors who are not employees or Affiliates of the Advisor. The operating expenses shall exclude, however, the following:

                      (i) the cost of money borrowed by the Company;

                      (ii) income taxes, taxes and assessments on real property and all other taxes applicable to the Company;

                           (iii) expenses and taxes incurred in connection with
the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities (including legal, auditing, accounting, underwriting, brokerage, printing, engraving and other fees);

                      (iv) fees and expenses paid to independent mortgage servicers, contractors, consultants, managers, and other agents retained by or on behalf of the Company;

                      (v) expenses directly connected with the purchase, origination, ownership, and disposition of Real Properties or Mortgage Loans (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services) other than expenses with respect thereto of employees of the Advisor, except legal, internal auditing, foreclosure and transfer agent services performed by employees of the Advisor;

                      (vi) expenses of maintaining and managing real estate equity interests and processing and servicing mortgage and other loans;

                      (vii) expenses connected with payments of dividends, interest or distributions by the Company to shareholders;

                      (viii) expenses connected with communications to shareholders and bookkeeping and clerical expenses for maintaining shareholder relations, including the cost of printing and mailing share certificates, proxy solicitation materials and reports;

                      (ix) transfer agent's registrar's and indenture trustee's fees and charges; and

                      (x) the cost of any accounting, statistical, bookkeeping or computer equipment necessary for the maintenance of books and records of the Company.

         Additionally, the following expenses of the Advisor shall be excluded:

                      (i) employment expenses of the Advisor's personnel (including Directors, officers, and employees of the Company who are directors, officers, or employees of the Advisor or its Affiliates), other than the expenses of those employee services listed at (v) above;

                      (ii) rent, telephone, utilities, and office furnishings and other office expenses of the Advisor (except those relating to a separate office, if any, maintained by the Company); and

                           (iii) the Advisor's overhead directly related to
performance of its functions under this Agreement.

                  (m) "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

                  (n) "Real Property" shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests, and rights in land or interests therein.

         All calculations made pursuant to this Agreement shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether the Company may also prepare statements on a different basis. All other terms shall have the same meaning as set forth in the Company's Articles of Incorporation and Bylaws.

         11. ADVISORY COMPENSATION.

                  (a) Gross Asset Fee. On or before the twenty-eighth day of each month during the term hereof, the Company shall pay to the

Advisor, as compensation for the basic management and advisory services rendered to the Company hereunder, a fee at the rate of .0625% per month of the average of the Gross Asset Value of the Company at the beginning and at the end of the next preceding calendar month. Without negating the provisions of Sections 18, 19, 22 and 23 hereof, the annual rate of the Gross Asset Fee shall be .75% per annum.
         (b) Net Income Fee. As an incentive for successful investment and management of the Company's assets, the Advisor will be entitled to receive a fee equal to 7.5% per annum of the Company's Net Income for each Fiscal Year or portion thereof for which the Advisor provides services. To the extent the Company has Net Income in a quarter, the 7.5% Net Income Fee is to be paid quarterly on or after the third business day following the filing of the report on Form 10-Q with the Securities and Exchange Commission, except for the payment for the fourth quarter, ended December 31, which is to be paid on or after the third business day following the filing of the report on Form 10-K with the Securities and Exchange Commission. The 7.5% Net Income Fee is to be cumulative within any Fiscal Year, such that if the Company has a loss in any quarter during the Fiscal Year, each subsequent quarter's payment during such Fiscal Year shall be adjusted to maintain the 7.5% per annum rate, with final settlement being made with the fourth quarter payment and in accordance with audited results for the Fiscal Year. The 7.5% Net Income Fee is not cumulative from year to year.

                  (c) Acquisition Commission. For supervising the acquisition, purchase or long term lease of Real Property for the Company, the Advisor is to receive an Acquisition Commission equal to the lesser of (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers; or (ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property. The aggregate of each purchase price of each property (including the Acquisition Commissions and all real estate brokerage fees) may not exceed such property's Appraised Value at acquisition.

                  (d) Incentive Sales Compensation. To encourage periodic sales of appreciated Real Property at optimum value and to reward the Advisor for improved performance of the Company's Real Property, the Company shall pay the Advisor, on or before the 45th day after the close of each Fiscal Year, an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all Real Property sold by the Company during such Fiscal Year exceeds the sum of: (i) the cost of each such Real Property as originally recorded in the Company's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Company and (iii) all closing costs (including real estate commissions) incurred in the sale of such Real Property; provided, however, no incentive fee shall be paid unless (a) such Real Property sold in such Fiscal Year, in the aggregate, has produced an 8% simple annual return on the Company's net investment including capital improvements, calculated over the Company's holding period, before depreciation and inclusive of operating income and sales consideration and (b) the aggregate Net Operating Income from all Real Property owned by the Company for all of the prior Fiscal Year and the current Fiscal Year shall be at least 5% higher in the current Fiscal Year than in the prior Fiscal Year.

                  (e) Mortgage or Loan Acquisition Fees. For the acquisition or purchase from an unaffiliated party of any existing mortgage or loan by the Company, the Advisor or an Affiliate is to receive a Mortgage or Loan Acquisition Fee equal to the lesser of (a) 1% of the amount of the mortgage or loan purchased by the Company or (b) a brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Company of any mortgage loan.

                  (f) Mortgage Brokerage and Equity Refinancing Fees. For obtaining loans to the Company or refinancing on Company properties, the Advisor or an Affiliate is to receive a Mortgage Brokerage and Equity Refinancing Fee equal to the lesser of (a) 1% of the amount of the loan or the amount refinanced or (b) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however that no such fee shall be paid on loans from the Advisor or an Affiliate without the approval of the Board of Directors. No fee shall be paid on loan extensions.

         12. LIMITATION ON THIRD PARTY MORTGAGE PLACEMENT FEES. The Advisor or any of its Affiliates shall pay to the Company, one-half of any compensation received by the Advisor or any such Affiliate from third parties with respect to the origination, placement or brokerage of any loan made by the Company, provided, however, the compensation retained by the Advisor or Affiliate shall not exceed the lesser of (a) 2% of the amount of the loan committed by the Company or (b) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

         13. STATEMENTS. The Advisor shall furnish to the Company not later than the tenth day of each calendar month, beginning with the second calendar month of the term of this Agreement, a statement showing the computation of the fees, if any, payable in respect to the next preceding calendar month (or, in the case of incentive compensation, for the preceding Fiscal Year, as appropriate) under the Agreement. The final settlement of incentive compensation for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of the Company's financial statements; any payment by the Company or repayment by the Advisor that shall be indicated to be necessary in accordance therewith shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by the Company.

         14. COMPENSATION FOR ADDITIONAL SERVICES. If and to the extent that the Company shall request the Advisor or any director, officer, partner, or employee of the Advisor to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Company from time to time. In particular, but without limitation, if the Company shall request that the Advisor perform property management, leasing, loan disbursement or similar functions, the Company and the Advisor shall enter into a separate agreement specifying the obligations of the parties and providing for reasonable additional compensation to the Advisor for performing such services.

         15. EXPENSES OF THE ADVISOR. Without regard to the amount of compensation or reimbursement received hereunder by the Advisor, the Advisor shall bear the following expenses:

                  (a) employment expenses of the personnel employed by the Advisor (including Directors, officers, and employees of the Company who are directors, officers, or employees of the Advisor or of any company that controls, is controlled by, or is under common control with the Advisor), including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses except for those personnel expenses described in Sections 16(e) and (p);

                  (b) advertising and promotional expenses incurred in seeking investments for the Company;

                  (c) rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Advisor and the Company, except as any of such expenses relates to an office maintained by the Company separate from the office of the Advisor; and

                  (d) miscellaneous administrative expenses relating to performance by the Advisor of its functions hereunder.

         16. EXPENSES OF THE COMPANY. The Company shall pay all of its expenses not assumed by the Advisor and, without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be paid by the Advisor:

                  (a) the cost of money borrowed by the Company;

                  (b) income taxes, taxes and assessments on real property, and all other taxes applicable to the Company;

                  (c) legal, auditing, accounting, underwriting, brokerage, listing, registration and other fees, printing, and engraving and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities;

                  (d) fees, salaries, and expenses paid to officers and employees of the Company who are not directors, officers or employees of the Advisor, or of any company that controls, is controlled by, or is under common control with the Advisor;

                  (e) expenses directly connected with the origination or purchase of Mortgage Loans and with the acquisition, disposition, and ownership of real estate equity interests or other property (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services) and including all compensation, traveling expenses, and other direct costs associated with the Advisor's employees or other personnel engaged in (i) real estate transaction legal services, (ii) internal auditing, (iii) foreclosure and other mortgage finance services, (iv) sale or solicitation for sale of mortgages, (v) engineering and appraisal services, and (vi) transfer agent services;

                  (f) expenses of maintaining and managing real estate equity interests;

                  (g) insurance, as required by the Directors (including directors' liability insurance);

                  (h) the expenses of organizing, revising, amending, converting, modifying, or terminating the Company;

                  (i) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company;

                  (j) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;

                  (k) the cost of any accounting, statistical, bookkeeping or computer equipment or computer time necessary for maintaining the books and records of the Company and for preparing and filing Federal, State and Local tax returns;

                  (l) transfer agent's, registrar's, and indenture trustee's fees and charges;

                  (m) legal, accounting, investment banking, and auditing fees and expenses charged by independent parties performing these services not otherwise included in clauses (c) and (e) of this Section 16;

                  (n) expenses incurred by the Advisor, arising from the sales of Company properties, including those expenses related to carrying out foreclosure proceedings;

                  (o) commercially reasonable fees paid to the Advisor for efforts to liquidate mortgages before maturity, such as the solicitation of offers and negotiation of terms of sale;

                  (p) costs and expenses connected with computer services, including but not limited to employee or other personnel compensation, hardware and software costs, and related development and installation costs associated therewith;

                  (q) costs and expenses associated with risk management (i.e. insurance relating to the Company's assets);

                  (r) loan refinancing compensation; and

                  (s) expenses associated with special services requested by the Directors pursuant to Section 14 hereof.

         17. OTHER ACTIVITIES OF ADVISOR. The Advisor, its officers, directors, or employees or any of its Affiliates may engage in other business activities related to real estate investments or act as advisor to any other person or entity (including another real estate investment trust), including those with investment policies similar to the Company, and the Advisor and its officers, directors, or employees and any of its Affiliates shall be free from any obligation to present to the Company any particular investment opportunity that comes to the Advisor or such persons, regardless of whether such opportunity is in accordance with the Company's Business Plan. However, to minimize any possible conflict, the Advisor shall consider the respective investment objectives of, and the appropriateness of a particular investment to each such entity in determining to which entity a particular investment opportunity should be presented. If appropriate to more than one entity, the Advisor shall present the investment opportunity to the entity that has had sufficient uninvested funds for the longest period of time.

         18. LIMITATION ON OPERATING EXPENSES. To the extent that the Operating Expenses of the Company for any fiscal year exceed the lesser of (a) 1.5% of the average of the Book Values of Invested Assets of the Company at the end of each calendar month of such fiscal year, or (b) the greater of 1.5% of the average of the Net Asset Value of the Company at the end of each calendar month of such fiscal year or 25% of the Company's Net Income, the Advisor shall a refund to the Company from the fees paid to the Advisor the amount if any, by which the Operating Expenses so exceed the applicable amount; provided, however, that the Advisor shall not be required to refund to the Company, with respect to any fiscal year, any amount which exceeds the aggregate of the Gross Asset Fees paid to the Advisor under this Agreement with respect to such fiscal year.

         19. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force until the next Annual Meeting of Stockholders of the Company, and, thereafter, it may be renewed from year to year, subject to any required approval of the Stockholders of the Company and, if any Director is an Affiliate of the Advisor, the approval of a majority of the Directors who are not so affiliated. Notice of renewal shall be given in writing by the Directors to the Advisor not less than 60 days before the expiration of this Agreement or of any extension thereof. This Agreement may be terminated for any reason without penalty upon 60 days' written notice by the Company to the Advisor or 120 days' written notice by the Advisor to the Company, in the former case by the vote of a majority of the Directors who are not Affiliates of the Advisor or by the vote of holders of a majority of the outstanding shares of the Company. Notwithstanding the foregoing, however, in the event of any material change in the ownership, control, or management of the Advisor, the Company may terminate this Agreement without penalty and without advance notice to the Advisor.

         20. AMENDMENTS. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

         21. ASSIGNMENT. This Agreement shall not be assigned by the Advisor without the prior consent of the Company. The Company may terminate this Agreement in the event of its assignment by the Advisor without the prior consent of the Company. Such an assignment or any other assignment of this Agreement shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assignable by the Company without the consent of the Advisor, except in the case of assignment by the Company to a corporation, association, trust, or other organization that is a successor to the Company. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder.

         22. DEFAULT, BANKRUPTCY, ETC. At the option solely of the Directors, this Agreement shall be and become terminated immediately upon written notice of termination from the Directors to the Advisor if any of the following events shall occur:

                  (a) If the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within 30 days; or

                  (b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

                  (c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

         The Advisor agrees that if any of the events specified in subsections
(b) and (c) of this Section 22 shall occur, it will give written notice thereof to the Directors within seven days after the occurrence of such event.

         23. ACTION UPON TERMINATION. From and after the effective date of termination of this Agreement, pursuant to Sections 19, 21 or 22 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination. The Advisor shall forthwith upon such termination:

                  (a) pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement;

                  (b) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of any monies held by it, covering the period following the date of the last accounting furnished to the Directors; and

                  (c) deliver to the Directors all property and documents of the Company then in the custody of the Advisor.

         24. MISCELLANEOUS. The Advisor shall be deemed to be in a fiduciary relationship to the shareholders of the Company. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor any of its shareholders, directors, officers, or employees shall be liable to the Company, the Directors, the holders of securities of the Company or to any successor or assign of the Company for any losses arising from the operation of the Company if the Advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company and the liability or loss was not the result of negligence or misconduct by the Advisor. However, in no event will the directors, officers or employees of the Advisor be personally liable for any act or failure to act unless it was the result of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         25. NOTICES. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto:

The Directors and/or the Company:

    Transcontinental Realty Investors, Inc.
    10670 North Central Expressway
    Suite 600
    Dallas, Texas 75231
    Attention: President

The Advisor:

    Basic Capital Management, Inc.
    10670 North Central Expressway
    Suite 600
    Dallas, Texas 75231
    Attention: Executive Vice President and
               Chief Financial Officer

         Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.

         26. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

         27. GOVERNING LAW. This Agreement has been prepared, negotiated and executed in the State of Texas. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely in the State of Texas.

         28. EXECUTION. This instrument is executed and made on behalf of the Company by an officer of the Company, not individually but solely as an officer, and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of, any of the Directors, stockholders, officers, employees, or agents of the Company personally, but bind only the Company property.

         IN WITNESS WHEREOF, TRANSCONTINENTAL REALTY INVESTORS, INC. and BASIC CAPITAL MANAGEMENT, INC., by their duly authorized officers, have signed these presents all as of the day and year first above written.

                             TRANSCONTINENTAL REALTY INVESTORS, INC.



                             By: /s/ Randall M. Paulson
                                -----------------------------------------------
                                 Randall M. Paulson
                                 President



                             BASIC CAPITAL MANAGEMENT, INC.



                             By: /s/ Thomas A. Holland
                                ------------------------------------------------
                                 Thomas A. Holland
                                 Executive Vice President

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 31, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     TRANSCONTINENTAL REALTY INVESTORS, INC.


   The undersigned hereby appoints THOMAS A. HOLLAND and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Annual Meeting of Stockholders of TRANSCONTINENTAL REALTY INVESTORS, INC., to be held on Tuesday, August 31, 1999, at 11:00 a.m., or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.              ELECTION OF DIRECTORS:

                                 Ted P. Stokely
                               Richard W. Douglas
                                 Larry E. Harley
                               R. Douglas Leonhard
                                   Murray Shaw
                                 Martin L. White
                                 Edward G. Zampa

                FOR all nominees               WITHHOLD AUTHORITY TO
                (except as marked to the       vote for all nominees
                contrary below) [   ]          listed below  [   ]

                Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below. When a proxy card is properly executed and returned, the Shares represented thereby will be voted in favor of the election for each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the Board of Directors takes action to reduce the number of Directors, for such other persons(s) as he or she may select in place of such nominees.

                    -----------------------------------------


2. APPROVAL OF THE RENEWAL OF THE CURRENT ADVISORY AGREEMENT BETWEEN THE COMPANY AND BASIC CAPITAL MANAGEMENT, INC.:

         FOR             AGAINST            ABSTAIN
         [  ]              [  ]               [  ]

3.              OTHER BUSINESS:

       I AUTHORIZE the aforementioned
       proxies in their discretion

         FOR             AGAINST            ABSTAIN
         [  ]              [  ]               [  ]
   to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS OF TRANSCONTINENTAL REALTY INVESTORS, INC.RECOMMENDS A VOTE FOR THE SEVEN NOMINEES AND FOR THE APPROVAL OF THE

RENEWAL OF THE CURRENT ADVISORY AGREEMENT.

YOUR PROXY IS IMPORTANT. PLEASE INDICATE YOUR SUPPORT FOR THE BOARD OF DIRECTORS BY MARKING THE BOXES FOR ELECTION OF THE SEVEN DIRECTORS AND FOR THE APPROVAL OF THE RENEWAL OF THE CURRENT ADVISORY AGREEMENT. PLEASE SIGN, DATE AND MAIL THIS CARD TODAY IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED ABOVE, YOUR PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN NOMINEES AND FOR THE APPROVAL OF THE RENEWAL OF THE CURRENT ADVISORY AGREEMENT. THIS PROXY REVOKES ALL PREVIOUS PROXIES.

            (continued and to be signed and dated on the other side)

         PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY

                                     [reverse]

                            (continued from other side)

                            Dated:_______________, 1999

                            x___________________________
                             Signature

                            x___________________________
                             Signature (if held jointly)

                            x___________________________
                             Title

         Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for corporation, please sign full corporate name by an authorized officer. When signing for a partnership, please sign partnership name by an authorized person. If shares are held in more than one capacity, this proxy shall be deemed valid for all shares held in all capacities.